Duesenberg Technologies Inc. No. 21, Denai Endau 3, Seri Tanjung Pinang, 10470 Tanjung Tokong, Penang, Malaysia

OTCQB: DUSYF

News Release

DUESENBERG APPOINTS NEW CHIEF TECHNICAL OFFICER AND CHIEF STRATEGY OFFICER

PENANG, MALAYSIA - (February 1, 2021) Duesenberg Technologies Inc. (OTCQB: DUSYF) (the “Company” or “Duesenberg”), an OTCQB listed issuer, is pleased to announce that on January 15, 2021, Duesenberg Inc.(“Duesenberg NV”), wholly-owned subsidiary of Duesenberg Technologies Inc., entered into employment agreements (the “Agreements”) with Mr. Brendan Norman, who has agreed to assume the position of Chief Strategy Officer with Duesenberg NV, and with Mr. Ian Thompson, who has agreed to assume the position of Chief Technical Officer with Duesenberg NV.

Mr. Brendan Norman brings to Duesenberg NV extensive experience in the Automotive and Business Development sector. Mr. Norman is currently on the Board of H2X Australia, a sustainable vehicle and heavy equipment company founded on the principles of being absolutely sustainable, using renewable materials, and focused on green hydrogen, green electricity, and on all sources of kinetic energy. Mr. Norman played an instrumental role in setting up Asia-Pacific subsidiaries for such well known automotive giants as Volkswagen Group, BMW Group, and Infiniti. Mr. Norman received his Bachelor of Business (Accounting) degree from Deakin University, Australia in 1992, and Graduate Diploma in Business Systems from Monash University, Australia in 1998. Mr. Norman’s mission is “To improve on process, products and delivery; and improve the effects upon the world we live in: be that in terms of sustainable use of materials, sustainable development of products and making life better for the people employed, buying or just around the edges – everyone”.

Mr. Thompson is an experienced and dedicated automotive engineering professional. Mr. Thompson’s key objective is to help continuously improve the automotive industry to meet and exceed customer expectations in every regard. Mr. Thompson’s areas of expertise are full vehicle design, development, production, type approval, intellectual property and innovation. Mr. Thompson is also on the Board of H2X Australia and comes to Duesenberg NV from Grove Hydrogen Automobiles, having served this company in the position of Chief Engineer since 2018. Prior to this position, Mr. Thompson has worked with various automotive manufacturers, including Rover Group, Group Lotus, Maserati, Alfa Romeo and Karma. During his career he has worked on vehicles like Lotus Elise, Exige, M250, Aston Martin Vanquish, Opel Speedster, Tesla Roadster, Alfa Romeo Julia and Stelvio, and Karma Revero GT. Mr. Thompson received his Bachelor of Science – Mechanical Engineering from Tile Hill College, UK in 1989, and Master of Science in Design, Manufacture, and Management from the University of Hertfordshire, UK in 2002.

Together with CEO Joe Lim, with the recently announced designs from renowned Designer Chris Reitz the team leads the development of the new Duesenberg electric vehicles, carrying over the legend of the world’s finest Luxury Cars to be built in the United States, echoing the technological superiority of Duesenbergs from the last Century.

About Duesenberg Technologies Inc.

Duesenberg Technologies Inc. (fka VGrab Communications Inc.) was established out of the collective ambition of investors experienced in the online business and marketing. Our goal was to help entrepreneurs and businesses turn their own ideas and visions into successful companies. With the name change on December 23, 2020, the Company added environmentally friendly technologies to its business strategy. Duesenberg Technologies’ goal is to be climate neutral across its full value chain, in line with the goals set by the Paris Agreement. The Company is committed to energy resiliency through Development in Energy Transition Goal. This strategy identifies an immediate and urgent need to reduce greenhouse gas emissions to help mitigate the effects of climate change, reduce energy use, and improve air quality. The Company is posed to play a vital role in supporting all three of these objectives by reducing the environmental impact through manufacturing a new type of luxury electric vehicles.

On behalf of the Board of Directors,

Lim, Hun Beng (Joe), President

CONTACT INFORMATION

Duesenberg Technologies Inc.

+1 236-304-0299

contactus@duesenbergtech.com

Forward-looking Information Cautionary Statement

Except for statements of historic fact, this news release contains certain “forward-looking information” within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as “plan”, “expect”, “project”, “intend”, “believe”, “anticipate”, “estimate” and other similar words, or statements that certain events or conditions “may” or “will” occur. Forward-looking statements are based on the opinions and estimates at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking statements including, but not limited to delays or uncertainties with regulatory approvals and research and development of an Electric Vehicle. There are uncertainties inherent in forward-looking information, including factors beyond the Company’s control. There are no assurances that the business plans for the Company as described in this news release will come into effect on the terms or time frame described herein. The Company undertakes no obligation to update forward-looking information if circumstances or management’s estimates or opinions should change except as required by law. The reader is cautioned not to place undue reliance on forward-looking statements. Additional information identifying risks and uncertainties that could affect financial results is contained in the Company’s filings, which are available at www.edgar.com. We seek safe harbour.